UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 20, 2022
Federal Home Loan Bank of Topeka
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(Exact name of registrant as specified in its charter)

Federally chartered corporation of the United States	000-52004	48-0561319
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
500 SW Wanamaker Road, Topeka, KS		66606
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: 785.233.0507

Not Applicable
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Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On December 20, 2022, Federal Home Loan Bank of Topeka (FHLBank) appointed Amy Crouch, 47, as Chief Accounting Officer (CAO) and FHLBank’s principal accounting officer, effective January 8, 2023. During the last five years, Ms. Crouch served FHLBank as Vice President, Director of Financial Reporting.

As CAO, Ms. Crouch’s starting salary will be $225,000 and her participation in FHLBank’s Short-Term Incentive Compensation Plan (the Plan), which is available to all regular employees of FHLBank, will increase from 25% to 35% of her salary for achieving “target” performance. Eligibility for an award under the Plan is subject to achievement of certain performance factors over the course of a calendar year performance period. Awards may be reduced or eliminated at FHLBank’s President and CEO’s discretion and payment of awards may be discontinued or forfeited at FHLBank’s President and CEO’s discretion under certain enumerated conditions.

Ms. Crouch’s employment will be at will. There is no arrangement or understanding between Ms. Crouch and any other person regarding her selection and she has no family relationship with any director or executive officer of FHLBank.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Topeka

12/27/2022	By: /s/ Carl M. Koupal, III
Date	Name: Carl M. Koupal, III
Title: Senior Vice President, Chief Legal and Ethics Officer, Corporate Secretary